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                                                                      EXHIBIT 16
                                                                      ----------

                   [LETTERHEAD OF STONEFIELD JOSEPHSON, INC.]


April 5, 2001


Securities and Exchange Commission
Washington, D.C. 20549

RE:   Converge Global, Inc.
      File No.:  000-27039
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Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Converge Global, Inc., and agree with the statements contained therein.

Very truly yours,


    /s/ Stonefield Josephson, Inc.
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 Stonefield Josephson, Inc.